EXHIBIT 99.1

For Immediate Release
Contact:
Debi Ethridge	Jerry Daly or Carol McCune
Vice President, Finance & Investor Relations	Daly Gray Public Relations (Media)
dethridge@lodgian.com	jerry@dalygray.com
(404) 365-2719	(703) 435-6293
First Draft
Lodgian Reports 2005 Fourth Quarter and Full Year Results
     ATLANTA, Ga., March 9, 2006—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, reported results for the fourth quarter and year ended December 31, 2005.

	4Q	4Q
	2005*	2004*	% Change	Year 2005*	Year 2004*	% Change
Rooms revenue - Continuing Operations	$56,989	$50,254	13.4%	$241,441	$231,255	4.4%
RevPAR — Continuing Operations	$48.47	$42.65	13.6%	$51.37	$47.96	7.1%
Total revenue - Continuing Operations	$76,829	$71,586	7.3%	$319,264	$312,425	2.2%
Income/(loss) from continuing operations	$7,597	$(8,793)	n/m	$10,449	$(31,537)	n/m
Income/(loss) from discontinued operations	$207	$(4,971)	n/m	$1,852	$(297)	n/m
Net income/(loss) attributable to common stock	$7,804	$(13,764)	n/m	$12,301	$(31,834)	n/m
Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations (a non-GAAP measure)	$30,371	$4,402	589.9%	$73,710	$51,878	42.1%
Adjusted EBITDA from 72 continuing operations hotels which excludes two hotels closed for hurricane repairs (a non-GAAP measure)	$11,899	$10,070	18.2%	$55,925	$57,370	-2.5%

     *Dollars in thousands, except RevPAR.
     Continuing operations data in the table above reflects the financial effects of the closure of two hotels in Florida that were damaged extensively by hurricanes in the fall of 2004 and the recording of a $31.3 million net casualty gain in the 2005 fourth quarter and $30.9 for the 2005 full year in full settlement of property damage claims at five hurricane damages hotels, including the two referenced above. These insurance proceeds were in settlement for capital expenditures made on the properties and as reimbursement for hurricane repair costs incurred in 2004 and 2005. The two Florida hotels referred to above, the Crowne Plaza West Palm Beach and the Crowne Plaza Melbourne-Oceanfront, reopened in December 2005 and January 2006, respectively. Continuing operations data also reflects the impact of nearly full occupancy during the 2005 fourth quarter of a New Orleans hotel occupied by workers repairing New Orleans storm damage, as well as the operations and additional expenses related to the two hotels in Kansas that Lodgian surrendered to a bond trustee in the 2006 first quarter, all as discussed below.
     In this press release, we use the term “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization (“EBITDA”), but excluding the effects of the following charges: post-emergence Chapter 11 expenses; impairment losses; casualty (gains)/losses, net, for properties damaged by hurricanes; and charges related to the surrender of two hotels to a bond trustee and one hotel, in which we owned a non-controlling equity interest and whose results were accounted for under the equity method of accounting, to a lender. Adjusted EBITDA, as shown above, also excludes the results of two storm-damaged Florida hotels, discussed above, that were closed for repairs during the 2004 fourth quarter and essentially all of 2005, thus eliminating both the adverse effect of their closure as well as the positive effect of the settlement of their property damage and business interruption insurance claims in the fourth quarter and full year 2005.
Highlights
•	Showed steady quarter-over-quarter gains in revenue per available room (RevPAR).

•	Completed renovations of 13 hotels during 2005, including two hotels that are now open after being closed since September 2004 for hurricane repairs.

•	Refinanced seven hotels in the 2005 fourth quarter and through March 1, 2006, generating $32.0 million of cash after debt repayment, lowering the company’s weighted average interest rate and releasing four additional hotels from mortgage debt.

•	Divested eight hotels in 2005 as part of on-going portfolio improvement program, using $29.2 million of the sale proceeds to reduce debt.
Fourth Quarter Results
     Fourth quarter 2005 revenues rose $5.2 million to $76.8 million, compared to $71.6 million for the same 2004 period. The increase was due primarily to a 13.6 percent improvement in RevPAR, which reflected the benefits of company’s renovation program, the strong local economies in the markets where the company owns hotels, and the strong results of the company’s Radisson New Orleans Airport Hotel. The company’s Radisson New Orleans Airport Hotel had a substantial positive effect on fourth quarter 2005 results because it operated at nearly full occupancy during the quarter while housing workers who came to New Orleans to help repair damage caused in that city by Hurricane Katrina.

     The company estimates its renovation program also caused room revenue displacement of $0.7 million at five hotels under renovation during the 2005 fourth quarter. In addition, the company estimates lost fourth quarter revenue of $2.7 million due to the closure of two hotels in Florida due to hurricane damage sustained in 2004, the Crowne Plaza West Palm Beach and the Crowne Plaza Melbourne-Oceanfront, both of which are now open. The five hotels under renovation resulted in approximately 9,800 displaced room nights during the 2005 fourth quarter. Excluding the effects of the closure of the two hotels and the company’s renovation program from both periods, fourth quarter 2005 room revenue would have increased approximately 14.2 percent over the same period in 2004.
     Income from continuing operations was $7.6 million for the 2005 fourth quarter, compared to a loss of $(8.8) million in the same period the previous year. The 2005 fourth quarter results include $5.1 million of impairment charges primarily related to the write-down of four hotels, and a net casualty gain of $31.3 million resulting from the settlement of 2004 property damage claims at five hurricane damaged hotels. The 2004 fourth quarter results included $4.9 million of impairment charges.
     Fourth quarter 2005 net income attributable to common stock was $7.8 million, compared to a net loss of $(13.8) million in the 2004 fourth quarter.
     Fourth quarter 2005 EBITDA from continuing operations rose to $30.4 million, up from $4.4 million in the fourth quarter 2004.
     Adjusted EBITDA for the 72 continuing operations hotels open during the entire 2005 fourth quarter was $11.9 million, compared to $10.1 million in the 2004 fourth quarter. Adjusted EBITDA as a percentage of total revenue rose 140 basis points in the fourth quarter 2005 to 15.5 percent, compared to 14.1 percent in the same period in the prior year. Adjusted EBITDA margins reflect the favorable results of the Radisson New Orleans Airport Hotel, which offset a significant increase in utility costs during the 2005 fourth quarter. Excluding the performance of the Radisson New Orleans Airport Hotel, the Adjusted EBITDA margin declined 50 basis points.
Full Year Results
     For full-year 2005, total revenue improved 2.2 percent to $319.3 million despite the closure of the two Florida hotels for essentially all of 2005 compared with one quarter of 2004, disruptions due to 2005 hurricanes and displacement at 11 of 13 hotels under renovation in 2005. EBITDA for the 12-month period rose to $73.7 million, which included a casualty gain of $31.3 million primarily related to the final settlement of the property damage claims at five hotels, partially offset by hurricane repair costs of $0.4 million and impairment losses of $8.3 million. In comparison, EBITDA was $51.9 million for 2004, which included $4.9 million in impairment losses, $2.3 million in casualty losses related to hurricane damage, and $0.5 million of post-emergence Chapter 11 expenses. Adjusted EBITDA for the 72 continuing operations hotels open during all of 2005 and 2004 decreased to $55.9 million from $57.4 million in 2004, due primarily to higher operating expenses as detailed below.
     During 2005, Lodgian estimates that the aggregate displacement caused by having 13 hotels under guest room renovation, including two hotels closed as a result of hurricane damage, was $16.6 million of room revenue and $22.0 million of total revenue.
Operating Results
     Excluding the results of the Radisson New Orleans Airport Hotel from those hotels that were open during the entire 2005 fourth quarter, Lodgian had an 8.4 percent increase in RevPAR in the 2005 fourth quarter. “We continue to show steady progress in our RevPAR growth, which on a comparable hotel basis increased 4.5 percent, 6.4 percent, 6.5 percent and 8.4 percent for each of the four quarters in 2005,” said Ed Rohling, president and chief executive officer. “For this same set of hotels, full-year 2005 RevPAR rose 6.5 percent.

     “The Radisson New Orleans Airport Hotel added significantly to our 2005 fourth quarter results, due to the impact on occupancy of temporary workers, as well as the benefits of our 2005 renovations at the hotel,” he noted. “RevPAR at that hotel in the 2004 fourth quarter was $13.52 primarily as a result of the property having no franchise affiliation and the impact of the ongoing renovation. By contrast, RevPAR for the 2005 fourth quarter was $132.58.
     “We will continue to experience some displacement in 2006 due to renovations, but not to the degree of the past several years,” he said. “Our portfolio continues to become more competitive, a result of renovations, aggressive marketing and attention to guests’ needs on the part of our hotel staff.”
     Operating margins were reduced in 2005 by increases in energy costs, implementation of brand-mandated technology upgrades, costs associated with complimentary food and beverage for frequency travelers, and the write-off of bad debts related to the Chapter 11 filings of Delta Airlines and Northwest Airlines. In addition, Lodgian also incurred higher advertising and promotion costs related to marketing the company’s newly renovated properties, from which the company expects to benefit in future quarters. At the corporate level, G&A expenses increased due to changes in senior management, legal and settlement costs surrounding the transfer of the two Kansas properties to the bond trustee, the write-off of the receivable from and the investment in the company’s minority-owned hotel, partially offset by lower interest expense and other financing costs.
Hurricane Damaged Hotels Reopened
     On December 29, 2005, the 219-room Crowne Plaza West Palm Beach reopened after a 15-month total renovation. On January 25, 2006, the company reopened its 272-room oceanfront hotel in Melbourne, Fla., which was re-flagged from a Holiday Inn to a Crowne Plaza. Both hotels had been closed since September 2004.

     “Both properties now are essentially brand new hotels and were open in time to take advantage of the high winter season,” Rohling said. “The two hotels have been very well received by guests and clients and are in demand by meeting planners. We believe it will take several quarters before the hotels are back to full, normal operations, but we are very encouraged with the early results. Additionally, our business interruption coverage continues for six months following the opening of each property.”
     During the 2005 fourth quarter, the company settled with its insurers all of its property damage claims related to the 2004 Florida hurricane-damaged properties which resulted in Lodgian recording a $31.3 million casualty gain in the quarter. For the full year 2005, the company recorded a net casualty gain of $30.9 million, including hurricane repair costs of $0.4 million.
Thirteen Hotels Renovated in 2005
     Lodgian invested $22.3 million in capital expenditures for renovations and hurricane repair in the 2005 fourth quarter and a total of $83 million for the year, including $41.8 million for hurricane damage repair. Renovations were completed at 13 hotels in 2005, including the two hurricane-damaged hotels and two hotels which had no room revenue displacement.
     In the 2005 fourth quarter, the company converted the former Holiday Inn located just outside Washington, D.C. in Silver Spring, Md. to the Crowne Plaza brand, following an 11-month, $6 million renovation.
     “Now that our overall portfolio is in a more competitive position and our markets are rebounding with the national average, we are focused on maximizing the returns on these upgraded assets,” Rohling said. “We will face some ramp-up time, but we are working very closely with our general managers and sales directors to realize the full potential of these renovated, highly competitive hotels.”

Impact of Displaced Revenues
     The company has submitted business interruption insurance claims for the two closed Florida hotels for the period from September 2004 through December 2005. Through December 31, 2005, the company recorded $9.6 million of business interruption insurance proceeds, of which $6.7 million was received and $2.9 million was accrued, as the company had signed proofs of loss as of December 31, 2005. Additional recoveries for business interruption insurance claims will be reported in the quarters in which the proceeds are received or the claims are settled with the insurance carriers.
Disposition Program and Balance Sheet Changes
     As a continuation of the company’s portfolio improvement strategy, Lodgian sold eight hotels in 2005, primarily consisting of older assets in smaller markets. In addition, in the 2006 first quarter the company surrendered two hotels to the bond trustee of these hotels, and a third minority-owned hotel, accounted for under the equity method of accounting, was deeded back to its lender. The transfer of these three properties will reduce the company’s debt by $10.1 million in the 2006 first quarter.
     Since Lodgian began its disposition program in November 2003, the company has sold 20 hotels, two parcels of land and an office building, raising $95.1 million in total sales proceeds, of which $71.7 million was used for debt repayment.
     Following the close of the year, the company identified five additional hotels to be sold, bringing the assets currently held for sale to eight hotels and one land parcel.
     “We continue to look for ways to strengthen the company’s balance sheet,” said Linda Borchert Philp, executive vice president and chief financial officer. “During the 2005 fourth quarter and through March 1, 2006, the company refinanced seven hotels which previously had interest rates in excess of 9.4 percent. These refinancings generated $32.0 million in cash for the company after repayment of existing debt, and enabled us to release four additional hotels from mortgage obligations. The weighted average interest rate for our mortgage debt is now 6.98 percent, down from 7.31 percent in the third quarter of 2005, assuming today’s LIBOR. Some of this debt is subject to variable rates, but we have purchased interest rate caps on all variable rate debt to limit our interest rate exposure.”
2006 Outlook
     “We are poised to begin to realize the significant potential created by our extensive renovation program,” Rohling said. “We believe that the significant capital investment we have made in our hotels over the last 24 months creates a major opportunity to significantly raise the performance targets for these renovated properties.
     “To that end, we have made a number of important staffing changes in our operations at the property and regional levels to better match our best talent and resources with our highest opportunity locations,” he noted. “We have a great deal of confidence in our ability to create dramatic improvements in our operating results. The timing of those improvements is difficult to predict with any reliable degree of accuracy on a quarter-by-quarter basis, but will become more predictable once we see improved operating results over a period of time. For that reason, we will not be providing guidance at this time. We believe it is more important to demonstrate sustainable growth over the next few quarters than provide estimates whose range would be too wide to be helpful.
     “We are very optimistic about the outlook for 2006,” he commented. “We have significantly upgraded our property-level management through both recruiting and training and have changed our reward systems to better incentivize our key property-level executives to deliver superior results. Our prime thrust in 2006 will be on both maximizing the top-line potential of our newly renovated assets and prudently managing our costs.”

Non-GAAP Financial Measures
     The non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.
EBITDA, Adjusted EBITDA and Displacement
     EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.
     The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as post-emergence Chapter 11 expenses included in corporate and other on the company’s consolidated statement of operations, impairment losses, casualty (gains)/losses, net, for damage caused to Lodgian’s properties by the hurricanes that struck the southeastern United States in the 2004 third quarter and the 2005 third quarter, and one-time charges related to the surrender of two Kansas hotels to the bond trustee and the surrender of one minority-interest owned hotel, accounted for under the equity method of accounting, to the lender.
     Displacement refers to lost revenue and profit due to rooms out of order resulting from renovation or hurricane repairs. Revenue is considered “displaced” only when a hotel has sold all available rooms and denies additional reservations due to rooms out of order. The company feels this method is conservative, as it does not include estimated other or “soft” displacement associated with a renovation; such as, guests who depart earlier than planned due to the disruption caused by the renovation work, local customers or frequent guests who may choose an alternative hotel during the renovation, or local groups that may not solicit the hotel to house their groups during renovations.
About Lodgian
     Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently manages a portfolio of 75 hotels with 13,468 rooms located in 28 states and Canada. Of the company’s 75-hotel portfolio, 46 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express) 16 are Marriott brands (Courtyard by Marriott, Fairfield Inn, SpringHill Suites and Residence Inn), and 11 are affiliated with four other nationally recognized hospitality franchises such as Hilton and Carlson (Radisson and Park Inn). Two hotels are independent, unbranded properties. For more information about Lodgian, visit the company’s Web site: www.lodgian.com.
Forward-Looking Statements
     This press release includes forward-looking statements related to Lodgian’s operations that are based on management’s current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words “guidance,” “may,” “should,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “plan,” and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company’s control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company’s ability to generate sufficient working capital from operations and other risks detailed from time to time in the company’s SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2005	December 31, 2004
	(Unaudited in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$19,097	$36,234
Cash, restricted	15,003	9,840
Accounts receivable (net of allowances: 2005 - $1,101; 2004 - $684)	8,054	7,967
Insurance receivable	11,725	3,280
Inventories	3,955	3,757
Prepaid expenses and other current assets	20,101	17,542
Assets held for sale	14,866	30,559

Total current assets	92,801	109,179
Property and equipment, net	606,862	571,126
Deposits for capital expenditures	19,431	34,787
Other assets	7,591	8,556

	$726,685	$723,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,709	$10,957
Other accrued liabilities	31,528	31,785
Advance deposits	1,914	1,638
Insurance advances	700	2,000
Current portion of long term liabilities	18,531	25,920
Liabilities related to assets held for sale	4,610	30,572

Total current liabilities	71,992	102,242

Long-term liabilities	394,432	393,143

Total liabilities	466,424	495,385

Minority interests	11,217	1,629
Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 24,648,405 and 24,579,255 issued at December 31, 2005 and December 31, 2004, respectively	246	246
Additional paid-in capital	317,034	306,943
Unearned stock compensation	(604)	(315)
Accumulated deficit	(69,640)	(81,941)
Accumulated other comprehensive income	2,234	1,777
Treasury stock, at cost, 21,633 and 7,211 shares at
December 31, 2005 and December 31, 2004, respectively	(226)	(76)

Total stockholders’ equity	249,044	226,634

	$726,685	$723,648

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	2005	2004	2003
	($ in thousands, except per share data)

Revenues:
Rooms	$241,441	$231,255	$221,543
Food and beverage	67,715	70,631	69,016
Other	10,108	10,539	10,839

	319,264	312,425	301,398

Operating expenses:
Direct:
Rooms	67,344	65,019	62,968
Food and beverage	48,710	49,966	47,643
Other	8,050	7,907	7,799

	124,104	122,892	118,410

	195,160	189,533	182,988

Other operating expenses:
Other hotel operating costs	100,420	93,116	88,430
Property and other taxes, insurance, and leases	22,369	21,247	24,313
Corporate and other	21,063	16,824	20,482
Casualty (gains) losses, net	(30,929)	2,313	—
Depreciation and amortization	29,647	26,666	28,427
Impairment of long-lived assets	8,347	4,877	8,396

Other operating expenses	150,917	165,043	170,048

	44,243	24,490	12,940

Other income (expenses):
Business interruption insurance proceeds	9,595	—	—
Interest income and other	855	681	807
Gain on asset dispositions	—	—	444
Interest expense and other financing costs:
Preferred stock dividend	—	(9,383)	(8,092)
Interest expense	(27,675)	(41,725)	(27,590)
Loss on preferred stock redemption	—	(6,063)	—

Income (loss) before income taxes, reorganization items and minority interests	27,018	(32,000)	(21,491)
Reorganization items	—	—	(1,397)
Provision for income taxes — continuing operations	(6,981)	(228)	(178)
Minority interests (net of taxes, nil)	(9,588)	691	1,294

Income (loss) from continuing operations	10,449	(31,537)	(21,772)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	3,087	(297)	(9,905)
Provision for income taxes	(1,235)	—	—

Income (loss) from discontinued operations	1,852	(297)	(9,905)

Net income (loss)	12,301	(31,834)	(31,677)

Preferred stock dividend	—	—	(7,594)

Net income (loss) attributable to common stock	$12,301	$(31,834)	$(39,271)

Net earnings (loss) per share attributable to common stock:
Basic	$0.50	$(2.30)	$(16.83)

Diluted	$0.50	$(2.30)	$(16.83)

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	2005				2004
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
				($ in thousands)
Revenues:
Rooms	$56,989	$65,743	$64,416	$54,293	$50,254	$62,425	$62,675	$55,901
Food and beverage	17,534	16,571	18,744	14,866	19,029	16,426	18,984	16,192
Other	2,306	2,584	2,701	2,517	2,303	2,734	2,775	2,727

	76,829	84,898	85,861	71,676	71,586	81,585	84,434	74,820

Operating expenses:
Direct:
Rooms	16,555	17,829	17,541	15,419	15,557	17,782	16,288	15,392
Food and beverage	12,605	12,047	13,062	10,996	13,874	12,302	12,473	11,317
Other	1,955	2,012	2,129	1,954	1,851	2,038	2,055	1,963

	31,115	31,888	32,732	28,369	31,282	32,122	30,816	28,672

	45,714	53,010	53,129	43,307	40,304	49,463	53,618	46,148
Other operating expenses:
Other hotel operating costs	25,281	26,696	24,655	23,788	22,686	24,399	22,890	23,141
Property and other taxes, insurance and leases	4,971	5,908	5,814	5,676	5,042	5,431	5,165	5,609
Corporate and other	4,529	6,022	5,863	4,649	3,423	4,389	4,682	4,330
Casualty (gains) losses, net	(31,251)	190	28	104	294	2,019	—	—
Depreciation and amortization	9,167	7,099	6,793	6,588	6,451	6,884	6,725	6,606
Impairment of long-lived assets	5,111	613	957	1,666	4,877	—	—	—

Other operating expenses	17,808	46,528	44,110	42,471	42,773	43,122	39,462	39,686

	27,906	6,482	9,019	836	(2,469)	6,341	14,156	6,462
Other income (expenses):
Business interruption insurance proceeds	1,772	6,094	1,729	—	—	—	—	—
Interest income and other	282	348	54	171	360	212	66	43
Interest expense and other financing costs:
Preferred stock dividend	—	—	—	—	—	(865)	(4,233)	(4,285)
Other interest expense	(7,045)	(6,833)	(6,890)	(6,907)	(7,351)	(7,160)	(19,310)	(7,904)
Loss on preferred stock redemption	—	—	—	—	—	(4,471)	(1,592)	—

(Loss) income before income taxes, reorganization items and minority interests	22,915	6,091	3,912	(5,900)	(9,460)	(5,943)	(10,913)	(5,684)
Reorganization items	—	—	—	—	—	—	—	—

Income (loss) before income taxes and minority interest	22,915	6,091	3,912	(5,900)	(9,466)	(5,943)	(10,913)	(5,684)
Minority interests	(8,486)	(1,127)	(120)	145	406	503	(71)	(147)

Income (loss) before income taxes — continuing operations	14,429	4,964	3,792	(5,755)	(9,060)	(5,440)	(10,984)	(5,831)
(Provision) benefit for income taxes — continuing operations	(6,832)	(13)	(68)	(68)	261	(337)	(76)	(76)

Income (loss) from continuing operations	7,597	4,951	3,724	(5,823)	(8,793)	(5,777)	(11,060)	(5,907)

Discontinued operations:
(Loss) income from discontinued operations before income taxes	1,442	4,758	(1,850)	(1,263)	(4,971)	2,040	3,813	(1,179)
Income tax benefit (provision)	(1,235)	—	—	—	—	—	—	—

(Loss) income from discontinued operations	207	4,758	(1,850)	(1,263)	(4,971)	2,040	3,813	(1,179)

Net income (loss)	7,804	9,709	1,874	(7,086)	(13,764)	(3,737)	(7,247)	(7,086)

Net income (loss) attributable to common stock	$7,804	$9,709	$1,874	$(7,086)	$(13,764)	$(3,737)	$(7,247)	$(7,086)

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with
Loss from Continuing Operations (a GAAP measure)

	2005	2004	2003
	($ in thousands)

Continuing operations:
Income (loss) from continuing operations	$10,449	$(31,537)	$(21,772)
Depreciation and amortization	29,647	26,666	28,427
Interest income	(1,042)	(650)	(486)
Interest expense	27,675	41,725	27,590
Preferred stock dividends	—	9,383	15,686
Loss on preferred stock redemption	—	6,063	—
Provision (benefit) for income taxes — continuing operations	6,981	228	178

EBITDA from continuing operations	$73,710	$51,878	$49,623

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$173	$458	$4,788
Reorganization expenses	—	—	1,397
Gain on asset dispositions	—	—	(444)
Casualty (gains) losses, net	(30,929)	2,313	—
Impairment loss	8,347	4,877	8,396
Write-off of receivable from non-consolidated hotel	747	—	—
Guaranty payments on Kansas properties	500	—	—
Adjustments to bankruptcy claims reserves	—	(38)	(215)
Write-off of investment in subsidiary for non-consolidated hotel	170	—	—

Adjusted EBITDA from continuing operations	$52,718	$59,488	$63,545

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with Loss from Continuing Operations (a GAAP measure)

	2005				2004
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	($ in thousands)				($ in thousands)

Continuing operations:
Income (loss) from continuing operations	$7,597	$4,951	$3,724	$(5,823)	$(8,793)	$(5,777)	$(11,060)	$(5,907)
Depreciation and amortization	9,167	7,099	6,793	6,588	6,451	6,884	6,725	6,606
Interest income	(270)	(347)	(205)	(220)	(346)	(176)	(80)	(48)
Interest expense	7,045	6,833	6,890	6,907	7,351	7,160	19,310	7,904
Preferred stock dividends	—	—	—	—	—	865	4,233	4,285
Loss on preferred stock redemption	—	—	—	—	—	4,471	1,592	—
Provision (benefit) for income taxes — continuing operations	6,832	13	68	68	(261)	337	76	76

EBITDA from continuing operations	$30,371	$18,549	$17,270	$7,520	$4,402	$13,764	$20,796	$12,916

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$(2)	$13	$52	$110	$61	$67	$135	$195
Casualty (gains) losses, net	(31,251)	190	28	104	294	2,019	—	—
Impairment loss	5,111	613	957	1,666	4,877	—	—	—
Write-off (recovery) of receivable from non-consolidated hotel	1	(200)	946	—	—	—	—	—
Guaranty payments on Kansas properties	—	—	500	—	—	—	—	—
Adjustments to bankruptcy claims reserves	—	—	—	—	(38)	—	—	—
Write-off of investment in subsidiary for non-consolidated hotel	—	—	170	—	—	—	—	—

Adjusted EBITDA from continuing operations	$4,230	$19,165	$19,923	$9,400	$9,596	$15,850	$20,931	$13,111

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with
Loss from Continuing Operations (a GAAP measure)

	2005	2004	2003
	($ in thousands)
Continuing operations:
(Loss) income	$10,449	$(31,537)	$(21,772)
Depreciation and amortization	29,647	26,666	28,427
Interest income	(1,042)	(650)	(486)
Interest expense	27,675	41,725	27,590
Preferred stock dividends	—	9,383	15,686
Loss on preferred stock redemption	—	6,063	—
Provision (benefit) for income taxes — continuing operations	6,981	228	178

EBITDA	$73,710	$51,878	$49,623

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$173	$458	$4,788
Reorganization expenses	—	—	1,397
Impairment loss	8,347	4,877	8,396
Gain on asset dispositions	—	—	(444)
Casualty (gains) losses, net	(30,929)	2,313	—
Write-off of investment in subsidiary for non-consolidated hotel	170	—	—
Write-off of receivable for non-consolidated hotel	747	—	—
Guaranty payments on Kansas properties	500	—	—
Adjustments to bankruptcy claims reserves	—	(38)	(215)

Adjusted EBITDA	$52,718	$59,488	$63,545

West Palm Beach (WPB) and Melbourne (WPB):
(Loss) income	$24,473	$(2,206)	$920
Depreciation and amortization	733	1,025	1,071
Interest income	(7)	(13)	(5)
Interest expense	221	1,295	901
Preferred stock dividends	—	—	—
Loss on preferred stock redemption	—	—	—
Provision (benefit) for income taxes	—	—	—

EBITDA	$25,420	$100	$2,887

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$—	$1
Reorganization expenses	—	—	1
Impairment loss	24	46	38
Gain on asset dispositions	—	—	—
Casualty (gains) losses, net	(28,651)	—	—
Write-off of investment in subsidiary for non-consolidated hotel	—	—	—
Write-off of receivable for non-consolidated hotel	—	—	—
Guaranty payments on Kansas properties	—	1,973	—
Adjustments to bankruptcy claims reserves	—	(0)	(4)

Adjusted EBITDA	$(3,207)	$2,119	$2,921

Continuing operations excluding WPB and MLB:
(Loss) income	$(14,024)	$(29,331)	$(22,692)
Depreciation and amortization	28,914	25,641	27,356
Interest income	(1,035)	(637)	(481)
Interest expense	27,454	40,430	26,689
Preferred stock dividends	—	9,383	15,686
Loss on preferred stock redemption	—	6,063	—
Provision (benefit) for income taxes — continuing operations	6,981	228	178

EBITDA	$48,290	$51,778	$46,736

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$173	$458	$4,787
Reorganization expenses	—	—	1,396
Impairment loss	8,323	4,831	8,358
Gain on asset dispositions	—	—	(444)
Casualty (gains) losses, net	(2,278)	2,313	—
Write-off of investment in subsidiary for non-consolidated hotel	170	—	—
Write-off of receivable for non-consolidated hotel	747	—	—
Guaranty payments on Kansas properties	500	(1,973)	—
Adjustments to bankruptcy claims reserves	—	(37)	(211)

Adjusted EBITDA	$55,925	$57,370	$60,624

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with
Loss from Continuing Operations (a GAAP measure)

($ in thousands)	Three months ended
	Dec. 31, 2005	Dec. 31, 2004
Continuing operations:
Income (loss) from continuing operations	$7,597	$(8,793)
Depreciation and amortization	9,167	6,451
Interest income	(270)	(346)
Interest expense	7,045	7,351
Provision (benefit for income taxes — continuing operations)	6,832	(261)

EBITDA	$30,371	$4,402

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$(2)	$61
Impairment loss	5,111	4,877
Casualty (gains) losses, net	(31,251)	294
Write-off (recovery) of receivable for non-consolidated hotel	1	—
Adj. to Bankruptcy claims reserve		(38)

Adjusted EBITDA	$4,230	$9,596

West Palm Beach (WPB) and Melbourne (MLB):
Income (loss)	$20,873	$(1,219)
Depreciation and amortization	186	232
Interest income	(1)	(3)
Interest expense	9	261
Provision (benefit for income taxes — continuing operations)	—	—

EBITDA	$21,067	$(730)

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$—
Impairment loss	23	46
Casualty (gains) losses, net	(28,759)	211
Write-off (recovery) of receivable for non-consolidated hotel	—	—
Adj. to Bankruptcy claims reserve	—	(0)

Adjusted EBITDA	$(7,669)	$(474)

Continuing operations excluding West Palm Beach and Melbourne:
Income (loss) from continuing operations	$(13,276)	$(7,574)
Depreciation and amortization	8,981	6,219
Interest income	(269)	(343)
Interest expense	7,036	7,090
Provision (benefit for income taxes — continuing operations)	6,832	(261)

EBITDA	$9,304	$5,132

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$(2)	$61
Impairment loss	5,088	4,831
Casualty (gains) losses, net	(2,492)	83
Write-off (recovery) of receivable for non-consolidated hotel	1	—
Adj. to Bankruptcy claims reserve	—	(38)

Adjusted EBITDA	$11,899	$10,070

Lodgian, Inc.
2005 Supplemental Operating Information

			Twelve Months Ended
Hotel Count	Room Count		12/31/2005	12/31/2004	Change	% Change

74	13,401	All Continuing Operations
		Occupancy	62.0%	61.5%		0.8%
		ADR	$82.92	$78.00	$4.92	6.3%
		RevPAR	$51.37	$47.96	$3.41	7.1%

72	12,910	Continuing Operations less two hotels closed due to hurricane damage
		Occupancy	62.0%	61.3%		1.1%
		ADR	$82.92	$77.59	$5.33	6.9%
		RevPAR	$51.37	$47.54	$3.83	8.1%
		RevPAR Index	97.7%	97.7%		0.0%

48	8,981	Continuing Operations less two hotels closed due to hurricane
		damage, one closed due to water damage and hotels under renovation
		in the first, second, third or fourth quarters of 2004 and 2005
		Occupancy	61.0%	60.0%		1.7%
		ADR	$80.43	$76.12	$4.31	5.7%
		RevPAR	$49.07	$45.65	$3.42	7.5%
		RevPAR Index	97.8%	97.4%		0.4%

21	3,013	Hotels completing major renovations in 2003 and 2004
		Occupancy	69.9%	65.1%		7.4%
		ADR	$88.75	$83.29	$5.46	6.6%
		RevPAR	$61.99	$54.19	$7.80	14.4%
		RevPAR Index	107.0%	102.6%		4.3%

15	1,740	Marriott Hotels
		Occupancy	71.0%	67.7%		4.9%
		ADR	$90.40	$85.07	$5.33	6.3%
		RevPAR	$64.02	$57.60	$6.42	11.1%
		RevPAR Index	117.3%	115.2%		1.8%

4	777	Hilton Hotels
		Occupancy	66.9%	64.3%		4.0%
		ADR	$96.59	$91.35	$5.24	5.7%
		RevPAR	$64.61	$58.74	$5.87	10.0%
		RevPAR Index	97.0%	93.5%		3.7%

44	8,722	IHG Hotels less two hotels closed due to hurricane damage and one
		closed for water damage
		Occupancy	61.9%	62.5%		(1.0%)
		ADR	$81.66	$76.92	$4.74	6.2%
		RevPAR	$50.53	$48.07	$2.46	5.1%
		RevPAR Index	94.6%	96.4%		(1.9%)

8	1,512	Other Brands and Independent Hotels (A)
		Occupancy	48.5%	44.5%		9.0%
		ADR	$72.42	$63.47	$8.95	14.1%
		RevPAR	$35.10	$28.27	$6.83	24.2%
		RevPAR Index	91.9%	81.2%		13.2%

(A)-	“Other Brands and Independent Hotels” include the Radisson New Orleans Airport Hotel that has seen dramatic increases in occupancy and ADR and, correspondingly, RevPAR since September 2005. Excluding this hotel, RevPAR would have increased 0.8% for the year and RevPAR Index would have decreased 3.8%.

Lodgian, Inc.
RevPAR in Markets in Which Lodgian Operates
For Selected Quarters
Lodgian Hotels Included In Competitive Sets

Markets in which
Lodgian
Operates (A)	Quarter	Comp Sets	Industry	Comp Set/Industry

71	1st Qtr ‘04	4.5%	7.7%	58.4%

71	2nd Qtr ‘04	5.6%	8.6%	65.1%

71	3rd Qtr ‘04	5.2%	6.4%	81.3%

71	4th Qtr ‘04	7.6%	8.4%	90.5%

71	1st Qtr ‘05	6.3%	7.2%	87.5%

71	2nd Qtr ‘05	8.1%	8.3%	97.6%

71	3rd Qtr ‘05	8.4%	8.3%	101.2%

69	4th Qtr ‘04	10.0%	9.9%	101.0%

Source:	Smith Travel Research

Note:	The 69 hotels in the 4th quarter 2005 include the 75 hotels in our continuing operations portfolio less the hotels in West Palm Beach; Melbourne; Windsor, Canada; Pinehurst; Clarksburg and Columbus.

Lodgian, Inc.
Assets Held for Sale as of March 1, 2006

	Location	Brand	Rooms

Hotels:	Jackson, TN	Fairfield Inn	105
	Metairie, LA	Quality Hotel	205
	Pittsburgh, PA (McKnight Road)	Holiday Inn	146
	Burlington, VT	Fairfield Inn	117
	Sheffield, AL	Holiday Inn	201
	Valdosta, GA	Fairfield Inn	108
	Valdosta, GA	Holiday Inn	167
	Cedar Rapids, IA	Crowne Plaza	275

Land:	Mt. Laurel, NJ (374,100 square feet)